EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47751) pertaining to the 401(k) Retirement Plan of UnumProvident Corporation of our report dated June 22, 2004, with respect to the financial statements and schedule of the UnumProvident 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chattanooga, Tennessee

June 22, 2004